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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   August 25, 2000
                                                --------------------------------

                                  CYGNUS, INC.
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               (Exact Name of Registrant as Specified in Charter)


       DELAWARE                    0-18962                   94-2978092
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(State or other jurisdiction       (Commission File          (IRS Employer
of incorporation)                  Number)                   Identification No.)




       400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA               94063-4719
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       (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (650) 369-4300
                                                   -----------------------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

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ITEM 5.       OTHER EVENTS.

              On October 16, 2000, we issued a press release, the text of which is attached hereto as Exhibit 99.1, discussing international events relating to our GlucoWatch-Registered Trademark- biographer.

              On August 25, 2000, we signed a Warehouse Distribution Contract with Livingston Healthcare Services Inc., a copy of which is attached hereto as Exhibit 10.209, to provide outsource logistics services in the United States for our GlucoWatch-Registered Trademark- system. The agreement covers receiving, storage, customer service, technical support and shipment. However, we are still solely responsible for the procurement, marketing and sales of the GlucoWatch system. The term of the agreement is for five years, but we may terminate the agreement before then with an early-termination payment.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

         EXHIBIT NUMBER

              10.209 Warehouse Distribution Contract between Cygnus, Inc. and Livingston Healthcare Services Inc., dated August 25, 2000 referred to in Item 5 above. (Certain information has been omitted from the Agreement and filed separately with the Securities and Exchange Commission pursuant to a request by us for confidential treatment pursuant to Rule 24b.2. The omitted confidential information has been identified by the following statement "Confidential Treatment Requested").

              99.1 Press Release by Cygnus, Inc. dated October 16, 2000 referred to in Item 5 above.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CYGNUS, INC.


Date:    October 16, 2000                By:          /S/ BARBARA G. MCCLUNG
                                             -----------------------------------
                                             Barbara G. McClung
                                             Senior Vice President
                                             and General Counsel